CASH ACCUMULATION TRUST
	GATEWAY CENTER THREE, 4th Floor
100 MULBERRY STREET
NEWARK, NEW JERSEY 07102





May 30, 2006



Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549


Re:	Cash Accumulation Trust
File No. 811-4060


Ladies and Gentlemen:

Enclosed please find the Semi-Annual Report on Form N-SAR for the above referenced Fund, for the six-month period ended March 31, 2006. The enclosed is being filed electronically via the EDGAR System.


Yours truly,


			/s/ Jonathan D. Shain
Jonathan D. Shain
Secretary

Enclosure




This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 23rd day of May 2006.



	Cash Accumulation Trust



Witness: /s/ Jeanne Mauritzen				By: /s/Jonathan D. Shain
  Jeanne Mauritzen	Jonathan D. Shain
	Secretary